UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2026 (March 4, 2026)

CLEANCORE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-42033	88-4042082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5920 S. 118th Circle, Omaha, NE	68137
(Address of principal executive offices)	(Zip Code)

(877) 860-3030
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.0001 per share	ZONE	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Termination of Asset Management Agreement

As previously disclosed in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “Commission”) on September 5, 2025 (the “8-K”), in connection with the offering and use of proceeds described in the 8-K, on September 5, 2025, CleanCore Solutions, Inc. (the “Company”) entered into an asset management agreement (the “Asset Management Agreement”) with Dogecoin Ventures, Inc., a wholly-owned subsidiary of House of Doge Inc. (the “Asset Manager” or “DCV”)), and 21Shares US LLC (“21Shares”), pursuant to which the Company appointed the Asset Manager to provide discretionary asset management services and appointed 21Shares to provide non-discretionary recommendations to the Asset Manager.

On March 9, 2026, the  Company, the Asset Manager and 21 Shares entered into an Agreement of Termination and Release (the “AMA Termination Agreement”), whereby the termination of the Asset Management Agreement was effected. Pursuant to the AMA Termination Agreement, the Company agreed to transfer an aggregate amount of 70,000,000 Dogecoin tokens as follows: (i) 61,250,000 Dogecoin tokens to DCV and (ii) 8,750,000 Dogecoin tokens to 21Shares. Additionally, the parties thereto have entered into a release of the obligations under the Asset Management Agreement, and that certain Strategic Advisor Agreement dated September 5, 2025 by and between the Company and DCV, other than certain enumerated provisions that survive termination of such agreement.

The foregoing summary of the terms and conditions of the Asset Management Agreement and the AMA Termination Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Asset Management Agreement and the AMA Termination Agreement attached as an exhibit hereto, which is incorporated herein by reference.

Termination of Consulting Agreement

As previously disclosed in the 8-K, on September 5, 2025, the Company entered into an executive consulting agreement (the “Consulting Agreement”) with Marco Margiotta, pursuant to which Mr. Margiotta agreed to serve as Chief Investment Officer of the Company, as an independent contractor.

On March 4, 2026, the  Company and Mr. Margiotta entered into an Agreement of Termination and Release (the “Consulting Agreement Termination Agreement”), whereby the termination of the Consulting Agreement was effected. Pursuant to the Consulting Agreement Termination Agreement, the Company agreed to pay to Mr. Margiotta $500,000 cash. Additionally, the parties thereto have entered into a release of the obligations under the Consulting Agreement.

The foregoing summary of the terms and conditions of the Consulting Agreement and the Consulting Agreement Termination Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Consulting Agreement and the Consulting Agreement Termination Agreement attached as an exhibit hereto, which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Investment Officer

Effective March 4, 2026, in connection with the execution and delivery of the Consulting Agreement Termination Agreement, Mr. Margiotta resigned as Chief Investment Officer.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Asset Management Agreement, dated September 5, 2025, among CleanCore Solutions, Inc., Dogecoin Ventures, Inc. and 21Shares US LLC (incorporated by reference to Current Report on Form 8-K filed with the Commission on September 5, 2025)
10.2	Termination and Release Agreement among CleanCore Solutions, Inc, Dogecoin Ventures, Inc. and 21Shares US LLC
10.3	Executive Consulting Agreement, dated September 5, 2025, between CleanCore Solutions, Inc. and Marco Margiotta (incorporated by reference to Current Report on Form 8-K filed with the Commission on September 5, 2025)
10.4	Termination and Release Agreement between CleanCore Solutions, Inc. and Marco Margiotta
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2026	CLEANCORE SOLUTIONS, INC.

/s/ Clayton Adams
	Name:	Clayton Adams
	Title:	Chief Executive Officer

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